United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 26, 2003	0-29768
Date of Report (Date of earliest event reported)	Commission File Number

24/7 REAL MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3995672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1250 Broadway New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

(212) 231-7100
(Registrant’s telephone number, including area code)

Item 5.  Other Events.

On September 26, 2003, 24/7 Real Media, Inc., a Delaware corporation (“24/7” or the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with The Riverview Group LLC (the “Investor”).  Pursuant to the terms of the Purchase Agreement, the Investor purchased a subordinated convertible debenture (the “Debenture”) with an aggregate principal face amount of $15,000,000 along with a warrant (the “Warrant”) to purchase 1,802,820 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $15,000,000.

The Debenture is due September 26, 2006, bears interest at the rate of 2% per annum and is convertible by the holder thereof into shares of Common Stock at a conversion price of $1.75 per share.  The maturity date is subject to extension, and the conversion price is subject to adjustment, on the terms and conditions set forth in the Debenture.  Additionally, if certain conditions are satisfied, the Company may prepay the Debenture or require the Investor to convert the Debenture into shares of Common Stock.  The Investor also has certain rights to require the prepayment or redemption of the Debenture under certain circumstances.

The Warrant entitles the Investor to purchase up to an aggregate of 1,802,820 shares of Common Stock for an exercise price of $1.9137 per share in cash for a period of five years from the issuance date.  The Warrant may be exercised on a cashless basis after the 120th day following the issuance date only at such times as there is not an effective registration statement covering the resale of the underlying shares of Common Stock.  The number of shares issuable upon exercise and the exercise price are subject to adjustment on the terms and conditions set forth in the Warrant.

The Company and the Investor also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company is obligated to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Debenture and upon exercise of the Warrant.

The Company and the Investor also entered into an escrow agreement (the “Escrow Agreement”), pursuant to which the Company has deposited $12 million of the proceeds of the sale of the Debenture and Warrant into an escrow account, to be released to the Company upon the effectiveness of a registration statement covering the resale of the shares of Common Stock underlying the Debenture and the Warrant.

Wedbush Morgan Securities, Inc. (“Wedbush”) acted as placement agent for this transaction.  The Company has paid or will pay Wedbush the following compensation: (i) a warrant to purchase 428,571 shares of Common Stock at an exercise price equal to $2.0136 per share, in the same form and on the same terms and conditions as the Warrant issued to the Investor and (ii) $900,000 in cash, of which $180,000 was paid at the closing of this transaction and $720,000 will become payable upon release of the $12 million deposited into escrow.

The Company intends to use the proceeds of the offering for general corporate purposes, which may include acquisitions.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents.  The press release, the Purchase Agreement,

the Debenture, the Warrant, the Registration Rights Agreement and the Escrow Agreement are filed as exhibits hereto and are hereby incorporated by reference herein.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Statements.

Not applicable.

(c)           Exhibits.

4.1           Securities Purchase Agreement, dated September 26, 2003, by and between the Company and Investor*

4.2           Form of Debenture issued to the Investor

4.3           Form of Warrant to purchase Common Stock issued to the Investor

4.4           Registration Rights Agreement dated as of September 26, 2003 among the Company and the Investor

4.5           Escrow Agreement dated as of September 26, 2003 between the Company and the Investor

99.1         Press release issued by 24/7 Real Media, Inc. on September 29, 2003

*  Exhibits are omitted, but will be furnished supplementally to the Commission upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.

Date: September 29, 2003	By:	/s/ Mark E. Moran
		Name:	Mark E. Moran
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Securities Purchase Agreement, dated September 26, 2003, by and between the Company and Investor*

4.2	Form of Debenture issued to the Investor

4.3	Form of Warrant to purchase Common Stock issued to the Investor

4.4	Registration Rights Agreement dated as of September 26, 2003 among the Company and the Investor

4.5	Escrow Agreement dated as of September 26, 2003 between the Company and the Investor

99.1	Press release issued by 24/7 Real Media, Inc. on September 29, 2003

* Exhibits are omitted, but will be furnished supplementally to the Commission upon request.